News Release

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com

Media Contact:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2014 FINANCIAL RESULTS

4Q 2014 vs. 4Q 2013:
* Revenue declines 9% (6% on a constant currency basis(1))
* U.S. and Canada revenue grew 6%
* Net income of $61.8 million vs. $117.4 million in 4Q 2013
* Diluted EPS of $1.24 vs. $2.37 in 4Q 2013
* Non-GAAP diluted EPS(2) of $1.60 vs. $2.82 in 4Q 2013

Full-year 2014 vs. full-year 2013:
* Revenue declines 3% (2% in constant currency)
* U.S. and Canada revenue grew 1%
* Net income of $44.0 million vs. $92.3 million for FY 2013
* Diluted EPS of $0.89 vs. $2.08 for FY 2013
* Non-GAAP diluted EPS of $2.36 vs. $3.87 for FY 2013

BLUE BELL, Pa., January 29, 2015 - Unisys Corporation (NYSE: UIS) today reported fourth-quarter 2014 net income of $61.8 million or $1.24 per diluted share, including $18.1 million of pension expense. Excluding pension expense, non-GAAP diluted earnings per share was $1.60. In the comparable period in 2013, the company reported diluted earnings per share of $2.37, and non-GAAP diluted earnings per share of $2.82. Fourth-quarter 2014 revenue declined 9% to $906 million from $996 million in the fourth quarter of 2013. On a constant currency basis, fourth-quarter 2014 revenue declined 6%.

For the full year of 2014, Unisys reported net income of $44.0 million, or $0.89 per diluted share, which included $73.2 million of pension expense. Excluding pension expense, non-GAAP diluted earnings per share was $2.36. In the comparable period in 2013, the company reported earnings of $2.08 per diluted share, and non-GAAP diluted earnings per share of $3.87. Full-year 2014 revenue declined 3% to $3.36 billion from $3.46 billion in 2013. On a constant currency basis, full-year 2014 revenue declined 2%.

"Our U.S. & Canada team, particularly our US Federal group, posted strong growth in the quarter, balancing weakness in some global markets," said Peter Altabef who joined the company as President and CEO on January 1, 2015.

FOURTH-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

Services revenue represented 80% of the company's fourth-quarter 2014 total and declined 11%, reflecting declines in outsourcing, systems integration, and infrastructure services. On a constant currency basis, fourth quarter 2014 services revenue declined 8%. As a result of the lower revenue, fourth-quarter services gross profit margin declined to 17.5% from 21.9% a year ago. Services operating profit margin declined to 3.9% from 9.8%. Services backlog at December 31, 2014 was $4.8 billion, unchanged from the prior year.

Technology revenue grew 1% from the prior-year fourth quarter or 3% on a constant currency basis. Fourth-quarter 2014 technology gross profit margin was 60.4% versus 61.4% a year ago. Technology operating profit margin was 36.3% compared to 40.6%. This reflected the impact of higher investments in growth programs.

The company reported an overall fourth-quarter 2014 gross profit margin of 27.0% versus 31.7% in the year-ago quarter. Operating expenses (SG&A and R&D expenses) increased 2% from the year-ago period, reflecting increased investments in growth programs. The company reported a fourth-quarter 2014 operating profit of $82.4 million, or 9.1% of revenue, compared to fourth-quarter 2013 operating profit of $155.9 million, or 15.7% of revenue.

From a geographic perspective, U.S and Canada revenue grew 6% in the fourth quarter driven by growth in the company's U.S. Federal business. International revenue declined 18% in the fourth quarter (14% on a constant currency basis) as growth in Latin America was offset by revenue declines in EMEA and Asia-Pacific.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

In the fourth quarter of 2014, Unisys generated $106 million of cash from operations, including $22 million of pension contributions. In the fourth quarter of 2013, the company generated $141 million of cash from operations, including $45 million of pension contributions. Capital expenditures in the fourth quarter of 2014 were $69 million compared with $48 million in the year-ago quarter. The company generated $37 million of free cash flow(3) in the fourth quarter of 2014 compared with free cash flow of $93 million in the fourth quarter of 2013. Free cash flow before pension contributions was $59 million in the fourth quarter of 2014 and $138 million in the year-ago quarter.

Unisys made a total of $183 million in pension contributions in 2014 compared to $147 million of pension contributions in 2013. For the full year of 2014, the company generated free cash flow before pension contributions of $92 million compared to $183 million in 2013.

At December 31, 2014, the company reported a cash balance of $494 million and total debt of $224 million.

NON-GAAP INFORMATION

Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP diluted earnings per share, free cash flow, and constant currency.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

(1) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

 (2) Non-GAAP diluted earnings per share - The company recorded pension expense of $18.1 million and $23.2 million during the fourth quarters of 2014 and 2013, respectively. For the full years of 2014 and 2013, Unisys recorded pension expense of $73.2 million and $90.0 million, respectively. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings per share calculations.

(3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL

Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a global information technology company that solves complex IT challenges at the intersection of modern and mission critical. We work with many of the world's largest companies and government organizations to secure and keep their mission-critical operations running at peak performance; streamline and transform their data centers; enhance support to their end users and constituents; and modernize their enterprise applications. We do this while protecting and building on their legacy IT investments. Our offerings include outsourcing and managed services, systems integration and consulting services, high-end server technology, cybersecurity and cloud management software, and maintenance and support services. Unisys has more than 20,000 employees serving clients around the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the company's ability to drive profitable growth in consulting and systems integration; the company's ability to profitably grow its outsourcing business; the company's ability to maintain and grow its technology business; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the company's ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the company's ability to continue to simplify its operations and provide services more cost efficiently; the adverse effects of global economic conditions; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the year and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 0129/9307

Unisys is a registered trademark of Unisys Corporation. Any other brand and products referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months           Year
                          Ended December 31    Ended December 31
                          ------------------   ------------------
                            2014      2013       2014      2013
                          --------  --------   --------  --------
Revenue
  Services                  $720.9    $813.4   $2,887.7  $2,996.1
  Technology                 184.9     182.5      468.7     460.4
                          --------  --------   --------  --------
                             905.8     995.9    3,356.4   3,456.5
Costs and expenses
  Cost of revenue:
    Services                 593.2     608.4    2,394.2   2,405.5
    Technology                67.9      72.1      184.4     202.6
                          --------  --------   --------  --------
                             661.1     680.5    2,578.6   2,608.1
Selling, general and
  administrative             144.0     140.6      554.1     559.4
Research and development      18.3      18.9       68.8      69.5
                          --------  --------   --------  --------
                             823.4     840.0    3,201.5   3,237.0
                          --------  --------   --------  --------
Operating profit              82.4     155.9      154.9     219.5

Interest expense               2.6       2.2        9.2       9.9
Other income (expense), net    8.8      (1.3)      (0.2)      9.8
                          --------  --------   --------  --------
Income before
  income taxes                88.6     152.4      145.5     219.4
Provision for income taxes    23.9      28.2       86.2      99.3
                          --------  --------   --------  --------
Consolidated net income       64.7     124.2       59.3     120.1
Net income attributable to
  noncontrolling interests     2.9       2.7       12.6      11.6
                          --------  --------   --------  --------
Net income  attributable
  to Unisys Corporation       61.8     121.5       46.7     108.5
Preferred stock dividend        -        4.1        2.7      16.2
                          --------  --------   --------  --------
Net income attributable
  to Unisys Corporation
  common shareholders        $61.8    $117.4      $44.0     $92.3
                          ========  ========   ========  ========

Earnings per common share attributable
  to Unisys Corporation
    Basic                  $  1.24   $  2.67     $  .89   $  2.10
                          ========  ========   ========  ========
    Diluted                $  1.24   $  2.37     $  .89   $  2.08
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                     49,689    43,947     49,280    43,899
  Diluted                   49,948    51,319     49,584    44,347

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
December 31, 2014
------------------
Customer revenue        $905.8                $720.9      $184.9
Intersegment                       ($53.5)       0.1        53.4
                      --------   --------   --------    --------
Total revenue           $905.8     ($53.5)    $721.0      $238.3
                      ========   ========   ========    ========
Gross profit percent     27.0%                 17.5%       60.4%
                      ========              ========    ========
Operating profit
  percent                 9.1%                  3.9%       36.3%
                      ========              ========    ========
Three Months Ended
December 31, 2013
------------------
Customer revenue        $995.9                $813.4      $182.5
Intersegment                       ($66.0)       0.4        65.6
                      --------   --------   --------    --------
Total revenue           $995.9     ($66.0)    $813.8      $248.1
                      ========   ========   ========    ========
Gross profit percent     31.7%                 21.9%       61.4%
                      ========              ========    ========
Operating profit
  percent                15.7%                  9.8%       40.6%
                      ========              ========    ========

Year Ended
December 31, 2014
------------------
Customer revenue      $3,356.4              $2,887.7      $468.7
Intersegment                      ($112.3)       0.4       111.9
                      --------   --------   --------    --------
Total revenue         $3,356.4    ($112.3)  $2,888.1      $580.6
                      ========   ========   ========    ========

Gross profit percent     23.2%                 17.5%       56.3%
                      ========              ========    ========
Operating profit
  percent                 4.6%                  4.2%       19.1%
                      ========              ========    ========
Year Ended
December 31, 2013
------------------
Customer revenue      $3,456.5              $2,996.1      $460.4
Intersegment                      ($122.5)       1.7       120.8
                      --------   --------   --------    --------
Total revenue         $3,456.5    ($122.5)  $2,997.8      $581.2
                      ========   ========   ========    ========

Gross profit percent     24.5%                 19.7%       53.9%
                      ========              ========    ========
Operating profit
  percent                 6.4%                  6.2%       21.1%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                       December 31, December 31,
                                           2014         2013
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $494.3       $639.8
Accounts and notes receivable, net           619.3        683.1
Inventories
   Parts and finished equipment               22.2         32.8
   Work in process and materials              24.5         22.3
Deferred income taxes                         16.4         24.1
Prepaid expense and other
 current assets                              140.6        138.7
                                        ----------   ----------
Total                                      1,317.3      1,540.8
                                        ----------   ----------
Properties                                 1,059.4      1,095.5
Less accumulated depreciation
  and amortization                           890.7        920.8
                                        ----------   ----------
Properties, net                              168.7        174.7
                                        ----------   ----------
Outsourcing assets, net                      150.9        115.5
Marketable software, net                     144.1        129.1
Prepaid postretirement assets                 19.9         83.7
Deferred income taxes                        154.6        112.3
Goodwill                                     183.9        188.7
Other long-term assets                       209.3        165.2
                                        ----------   ----------
Total                                     $2,348.7     $2,510.0
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Current maturities of long-term debt          $1.8         $0.0
Accounts payable                             262.5        246.7
Deferred revenue                             348.3        402.4
Other accrued liabilities                    385.1        375.7
                                        ----------   ----------
Total                                        997.7      1,024.8
                                        ----------   ----------
Long-term debt                               222.2        210.0
Long-term postretirement liabilities       2,369.9      1,697.2
Long-term deferred revenue                   119.5        122.7
Other long-term liabilities                   91.8        119.2
Commitments and contingencies
Total deficit                             (1,452.4)      (663.9)
                                        ----------   ----------
Total                                     $2,348.7     $2,510.0
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                                  Year Ended
                                                 December 31
                                              ------------------
                                                2014       2013
                                              -------    -------
Cash flows from operating activities

Consolidated net income                         $59.3     $120.1
Add (deduct) items to reconcile consolidated net
 income to net cash provided by operating activities:
Foreign currency transaction loss                 7.4        6.5
Employee stock compensation                      10.4       12.5
Depreciation and amortization of properties      52.0       46.7
Depreciation and amortization of
 outsourcing assets                              58.1       53.5
Amortization of marketable software              58.5       59.4
Other non-cash operating activities               7.8       (0.6)
Disposals of capital assets                       1.8        2.0
(Gain) loss on sale of business                  (0.7)       1.5
Pension contributions                          (183.4)    (147.2)
Pension expense                                  73.8       93.5
Decrease in deferred income taxes, net           24.8       29.4
Increase in receivables, net                    (14.3)     (63.5)
Decrease (increase) in inventories                6.3       (6.5)
Increase in accounts payable
 and other accrued liabilities                   14.4        1.9
Decrease in other liabilities                   (31.1)      (5.3)
Increase in other assets                        (23.7)     (16.5)
                                              -------    -------
Net cash provided by operating activities       121.4      187.4
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    5,654.0    5,315.9
 Purchases of investments                    (5,640.3)  (5,325.8)
 Investment in marketable software              (73.6)     (64.3)
 Capital additions of properties                (53.3)     (47.2)
 Capital additions of outsourcing assets        (85.9)     (39.9)
 Other                                            3.8       (1.4)
                                              -------    -------
Net cash used for investing activities         (195.3)    (162.7)
                                              -------    -------
Cash flows from financing activities

 Purchases of common stock                      (35.7)     (11.7)
 Dividends paid on preferred shares              (4.0)     (16.2)
 Proceeds from exercise of stock options          3.4        4.9
 Financing fees                                   (.6)         -
                                              -------    -------
Net cash used for financing activities          (36.9)     (23.0)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (34.7)     (17.5)
                                              -------    -------

Decrease in cash and cash equivalents          (145.5)     (15.8)
Cash and cash equivalents, beginning of
 period                                         639.8      655.6
                                              -------    -------
Cash and cash equivalents, end of period       $494.3     $639.8
                                              =======    =======

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                               Three Months          Year
                            Ended December 31  Ended December 31
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
GAAP net income
  attributable to Unisys Corporation
  common shareholders          $61.8   $117.4     $44.0    $92.3

Pension expense, net of tax     18.1     23.2      73.2     90.0
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys Corporation
  common shareholders           79.9    140.6     117.2    182.3

Add preferred stock dividend     0.0      4.1       2.7     16.2
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $79.9   $144.7    $119.9   $198.5
                            ======== ========  ======== ========
Weighted average
  shares (thousands)          49,689   43,947    49,280   43,899

Plus incremental shares from assumed conversion:
  Employee stock plans           259      459       304      448
  Preferred stock                  0    6,913     1,172    6,913
                            -------- --------  -------- --------
GAAP adjusted weighted
  average shares              49,948   51,319    50,756   51,260
                            ======== ========  ======== ========
Diluted earnings per share

GAAP basis
GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $61.8   $121.5     $44.0    $92.3

Divided by adjusted weighted
  average shares              49,948   51,319    49,584   44,347
GAAP earnings
  per diluted share          $  1.24  $  2.37    $  .89  $  2.08
                            ======== ========  ======== ========
Non-GAAP basis
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $79.9   $144.7    $119.9   $198.5

Divided by Non-GAAP adjusted
  weighted average shares     49,948   51,319    50,756   51,260

Non-GAAP earnings
  per diluted share          $  1.60  $  2.82   $  2.36  $  3.87
                            ======== ========  ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                               Three Months          Year
                            Ended December 31  Ended December 31
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
Cash provided  by
  operations                  $105.5   $141.2    $121.4   $187.4

Additions to marketable
  software                     (17.5)   (17.0)    (73.6)   (64.3)
Additions to properties        (11.4)   (21.1)    (53.3)   (47.2)
Additions to outsourcing
  assets                       (40.0)   (10.3)    (85.9)   (39.9)
                            -------- --------  -------- --------
Free Cash Flow                  36.6     92.8     (91.4)    36.0
Pension funding                 22.1     45.6     183.4    147.2
                            -------- --------  -------- --------
Free cash flow before
  pension funding              $58.7   $138.4     $92.0   $183.2
                            ======== ========  ======== ========